UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 11, 2024, Edible Garden AG Incorporated (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company does not comply with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”) because: (i) the Company’s stockholders’ deficit of $288,000, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, is less than the required minimum of $2,500,000; and (ii) as of April 11, 2024, the Company does not meet the alternative compliance standards of market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. The Company has until May 28, 2024, to submit a plan to Nasdaq to regain compliance with the Stockholders’ Equity Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an extension of up to 180 calendar days from April 11, 2024, or through October 8, 2024, to regain compliance with the Stockholders’ Equity Rule.

The Company received an additional letter from the Listing Qualifications Department of Nasdaq on April 11, 2024 indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(4), which requires the Company to have a minimum of 500,000 publicly held shares (the “Publicly Held Shares Rule”). The letter from Nasdaq indicated that as of April 10, 2024, due to a 1-for-20 reverse stock split of the Company’s common stock that became effective on April 5, 2024, the Company no longer meets the requirements of the Publicly Held Shares Rule. The Company has until May 28, 2024 to submit a letter to Nasdaq with its plan to regain compliance with the Publicly Held Shares Rule.

In the event the plan to regain compliance with the Stockholders’ Equity Rule and/or the Publicly Held Shares Rule is not accepted by Nasdaq, or, in the event a plan is accepted and an extension period is granted but the Company fails to regain compliance within that period, the Company’s securities will be subject to delisting. The Company would have the right to appeal that decision before a Nasdaq hearing panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

These notices of noncompliance have no immediate impact on the continued listing or trading of the Company’s securities on the Nasdaq Capital Market, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with the other Nasdaq continued listing requirements. The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. However, there can be no assurance that Nasdaq will grant any extension period for the Company to regain compliance with the Stockholders’ Equity Rule and the Publicly Held Shares Rule or that the Company will ultimately regain compliance with all applicable requirements for continued listing. If the Company does not regain compliance with the Stockholders’ Equity Rule and the Publicly Held Shares Rule within the time periods permitted by Nasdaq, then the Company’s securities will be delisted from Nasdaq.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “believe,” “intend,” “may,” “will,” and “would” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, its ability to regain compliance with the Nasdaq Listing Rules and maintain the listing of its securities on Nasdaq. All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: April 17, 2024	/s/ James E. Kras
Name: James E. Kras
Title: Chief Executive Officer

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